EXHIBIT 1.2

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE.


                        UNITED OILFIELD SERVICES, INC.

                          SELECTED DEALERS AGREEMENT


                                                            December ___, 1997

Dear Ladies and Gentlemen:

      1. GENERAL DESCRIPTION. D.E. FREY & COMPANY, INC., named as the Underwriter in the enclosed Preliminary Prospectus ("We" or the "Underwriter"), proposes to offer on a best efforts basis, subject to the terms and conditions and execution of the Underwriting Agreement, 1,000,000 shares of the $0.01 par value common stock (the "Shares") of UNITED OILFIELD SERVICES, INC. (the "Company"). The Shares are more particularly described in the enclosed Preliminary Prospectus, additional copies of which as well as the Prospectus (after effective date) will be supplied in reasonable quantities upon request.

      2. OFFER TO PARTICIPATE. The Underwriter invites your offer to participate as a selected dealer in the offer of the Shares to be registered with the Securities and Exchange Commission (the "Commission"), upon the terms and conditions hereof. Shares are to be offered at a price of $_____ a share. Selected Dealers will be allowed a concession of not less than ___% of the offering price. You will be notified of the precise amount of such concession prior to the effective date of the Registration Statement. The offer is solicited subject to, and conditioned upon, acceptance by the Underwriter; completion of the offering on a best efforts, all or nothing basis; and to the approval of legal matters by counsel and to the terms and conditions as herein set forth. You will be entitled only to the foregoing concessions upon meeting the preceding conditions.

      3. ACCEPTANCE. You, as a Selected Dealer, agree and acknowledge that you will be and will act as a sub-agent for the Company and an agent for the Underwriter to sell the Shares to your customers only as authorized by the Underwriter and the Company. In all offers and sales of the Shares to proposed purchasers, you shall act as agent for the Company in the transaction subject to the terms and conditions contained in this

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Agreement, the Underwriting Agreement and the Registration Statement. You may
only make offers pursuant to the Preliminary Prospectus and sales pursuant to the Final Prospectus and in compliance with Paragraph 10 of this Agreement.

      4. UNDERTAKINGS. No person is authorized to give any information or to make any representations concerning the Company or the Shares except those contained in the Company's Final Prospectus. You agree to provide each proposed purchaser with the Final Prospectus prior to making a sale. You agree not to use any sales literature of any kind, other than the Preliminary and Final Prospectus supplied by the Company, without prior written consent by the Company and the Underwriter, or unless such sales literature is furnished to you by the Company and the Underwriter for distribution to proposed purchasers. The Underwriter agrees to provide you with reasonable quantities of the Preliminary and Final Prospectuses.

      5. LIMITATION. YOU MAY NOT ACCEPT, IN WHOLE OR IN PART, THE PURCHASE PRICE OF SHARES FROM A PROPOSED PURCHASER UNTIL SUCH TIME AS THE REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE BY THE COMMISSION. ANY PROCEEDS RECEIVED FOR THE PURCHASE OF SHARES PRIOR TO THE REGISTRATION STATEMENT BEING DECLARED EFFECTIVE BY THE COMMISSION WILL BE REJECTED, AND SUCH PROCEEDS WILL BE IMMEDIATELY RETURNED TO THE PROPOSED PURCHASER.

      6. OFFERING PRICE. Any of the Shares purchased pursuant to this Agreement are to be at the public offering price, subject to the terms hereof. Shares shall not be offered or sold by you below the public offering price before the termination of this Agreement.

      7. ESCROW ARRANGEMENTS. Unless all of the Shares, as set forth in the Registration Statement and Prospectus, are sold within 30 days after the Effective Date (which period may be extended for an additional period not to exceed 30 days by mutual agreement between the Company and the Underwriter), the agency between the Company and the Underwriter will terminate. If the agency between the Company and the Underwriter terminates, the full proceeds which have been paid for the Shares shall be returned to the purchasers and you will not be entitled to any concession described in Paragraph 2. Prior to the sale of all of the Shares, all proceeds received from the sale of the Shares will be deposited into an escrow account entitled "United Oilfield Services, Inc. Escrow Account" with Colorado State Bank and Trust, Denver, Colorado, as escrow agent (the "Escrow Agent"). The Company, the Underwriter and the Escrow Agent, will, prior to the beginning of the offering of the Shares, enter into a fund escrow agreement, certain provisions of which will be binding upon you. On behalf of the Underwriter, you agree to promptly deliver the funds along with the name(s) and address of the proposed purchaser(s), to the Escrow Agent and otherwise cooperate in such delivery and perform such other procedures as may be requested by the Underwriter, in accordance with the escrow agreement and Rule 15(c)2-4 of the Securities Exchange Act of 1934, as

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amended. Until all of the Shares are sold, you shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of the Shares, deliver the same to the Escrow Agent by noon of the next business day following the receipt, together with a written account of each purchaser which sets forth, among other things, the name and address of the purchaser, the number of Shares purchased and the amount paid therefor. Any checks, drafts or money orders received which are made payable to any party other than the Escrow Agent shall be returned to the purchaser who submitted the check and not accepted. Certificates for the securities shall be delivered as soon as practicable after delivery instructions are received by the Underwriter.

      8. PAYMENT. No commission will be paid by the Company or concessions allowed to you unless and until the all of the Shares have been sold and the terms of the Fund Escrow Agreement have been met.

      9. REGISTRATION. A registration statement covering the offering has been filed with the Commission with respect to the Shares. You will be promptly advised when the registration statement becomes effective. Each Selected Dealer in selling Shares pursuant hereto agrees (which agreement shall also be for the benefit of the Company) that it will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934 and any applicable rules and regulations issued under said Acts. No person is authorized by the Company or by the Underwriter to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Shares.

      10. BLUE SKY. We will inform you, in writing, of which states the Company has filed applications to qualify or register the Shares, or as to the states in which the offer of the Shares is exempt from qualification or registration. You may deliver Preliminary Prospectuses only to residents of such states. Furthermore, upon the Registration Statement being declared effective by the Commission, we will inform you, in writing, of the states in which the Shares have been qualified or registered, or as to the states in which the sale of the Shares is exempt from qualification or registration. You shall deliver the Final Prospectus and make sales solely to residents of such states. Sales will not be accepted from residents of states in which the Shares have not been qualified, registered, or exempt from qualification or registration. You agree that you will take appropriate measures, and perform appropriate due diligence, to reasonably ensure that offers and sales of the Shares are made only to purchasers in compliance with this paragraph. A sale may be made only after delivery of the Final Prospectus to the prospective investor.

      11. UNDERWRITER'S AUTHORITY. The Underwriter shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Underwriter shall not be under any liability to you, except such as may be incurred under the Securities Act of 1933 and the rules and regulations thereunder,

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except for lack of good faith and except for obligations assumed by us in this
Agreement, and no obligation on our part shall be implied or inferred herefrom.

      12. REPRESENTATIONS OF THE SELECTED DEALERS. You represent that you are a member in good standing of the NASD, you are registered as a broker-dealer with the Commission and you are either registered, or exempt from such registration, as a broker-dealer in all states in which you have or will make offers or sales of the Shares. Your attention is called to the following: (a) The Conduct Rules of the NASD and the interpretations of such Rules, including the interpretation with respect to "Free-Riding and Withholding"; ( b) Section 10(b) of the 1934 Act and Rules 10b-6 and 10b-10 of the general rules and regulations promulgated under said Act; (c) Securities Act Release #3907; (d) Securities Act Release #4150; and (e) Securities Act Release #4968 requiring the distribution of a Preliminary Prospectus to all persons reasonably expected to be purchasers of shares from you at least 48 hours prior to the time you expect to mail confirmations. By signing this Agreement, you acknowledge that you are familiar with the cited law, rules and releases, and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Shares.

      13. LIMITATIONS ON SECONDARY TRADING. In addition to compliance with the provisions of Paragraph 12 hereof, you will not bid, until advised by us in writing or by wire that the entire offering has been distributed and closed, for or purchase Shares in the open market or otherwise make a market in the Shares or otherwise attempt to induce others to purchase shares in the open market. Nothing contained in this Paragraph 13 shall, however, preclude you from acting as agent in the execution of unsolicited orders of customers in transactions effectuated for them through a market maker.

      14. INDEMNIFICATION BY SELECTED DEALER. You agree to indemnify and hold harmless the Company, its agents, officers, directors, employees and each person who controls the Company within the meaning of either Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934 from and against any and all losses, claims, damages, liabilities or expenses, joint or several, (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) which they or any of them may incur and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation) incurred by any of them in connection with any investigation, mediation, arbitration, litigation, or other proceeding, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon a breach by you of any provision of this Agreement. This indemnity agreement is in addition to any other liability which the Selected Dealer may otherwise have to the Company and other indemnified persons.

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      15. COMPANY'S INDEMNIFICATION. The Company shall indemnify and hold harmless each Selected Dealer and their respective officers, directors, employees and agents against any and all loss, claim, damage or liability, joint or several, to which such Selected Dealer or such person ("covered person") may become subject, under the Act or otherwise, insofar as such loss, claim, damage, or liability (or action with respect thereto) arises out of or is based upon (a) any violation of any registration requirements; (b) any improper use of sales literature by the Company; (c) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, any Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto, or
(ii) in any application or other document, executed by the Company specifically for such application or based upon written information furnished by the Company, filed in order to qualify the Shares under the securities laws of the states where filings were made (any such application, document, or information being hereinafter called "Blue Sky Application"); or (d) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall reimburse the Selected Dealer or covered person for any legal or other reasonable expenses incurred by such Selected Dealer or covered person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through the Selected Dealer or the Underwriter specifically for use in the preparation of the Registration Statement, any Preliminary Prospectus, and the Final Prospectus or any amendment or supplement thereto, or any Blue Sky Application.

      16. CONTRIBUTION. If the indemnification provided for in paragraphs 14 and 15 of this Agreement is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in paragraphs 14 or 15 above (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selected Dealer on the other from the offering of the Shares; or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Selected Dealer on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selected Dealer shall be deemed to be in the same proportion as the total net proceeds from the offering

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(before deducting expenses) received by the Company bear to the total commission received by the Selected Dealer. Relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Underwriter or the Selected Dealer and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this Paragraph 16, the term "damages" shall include any counsel fees or other expenses reasonably incurred by the Company or the Selected Dealer in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this Paragraph 16. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise.

      17. NOTICES. All communications from you should be directed to D.E. Frey & Company, Inc., 1700 Lincoln Street, Suite 2200, Denver, Colorado 80203, telephone: (303) 863-4040, Attention ____________________. All communications from us to you shall be directed to the address to which this letter is mailed.

                                    Very truly yours,

                                    D.E. FREY & COMPANY, INC.



                                    By:__________________________
                                         Dale E. Frey, President


Confirmed ___________________, 19______


_______________________________________


By:   ______________________________
      (sign name and print name and title)

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